   Exhibit 99.1

BLACK HILLS CORPORATION

CERTIFICATION PURSUANT TO18
U.S.C. SECTION 1350,AS
ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Black Hills Corporation (the “Company”) Retirement Savings Plan on Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel P. Landguth, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Daniel P. Landguth

Daniel P. Landguth
Chairman of the Board and
Chief Executive Officer
June 26, 2003

A signed original of this written statement required by Section 906 has been provided to Black Hills Corporation and will be retained by Black Hills Corporation and furnished to the Securities and Exchange Commission or its staff upon request.